SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                   December 6, 2006

THE MIDLAND COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-6026	31-0742526
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No. )

7000 Midland Boulevard, Amelia, Ohio 45102-2607
(Address of principal executive offices) (Zip Code)

(513) 943-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 6, 2006 The Midland Company entered into an Agreement for Services with J.P. Hayden, Jr. This Agreement was entered into for the purpose of compensating Mr. Hayden for services he provides to management with respect to consulting and advice relating to strategic and general business matters relating to Midland’s operation as a public insurance company and for promoting the goodwill of Midland by attending insurance-related conferences and functions as a representative of Midland. Midland believes that the services Mr. Hayden shall provide under this Agreement exceed the scope of services for which he is responsible as a director. The Agreement contemplates payment in the amount of $50,000 per year for these services, has an initial term of one year and may be terminated on six months' notice.

A copy of the Agreement is filed as an exhibit herewith and is incorporated herein by reference. The description above is qualified in its entirety to the exhibit filing.

Item 9.01.	Financial Statements and Exhibits.

(c)     Exhibits

         Exhibit 10.1     Agreement for Services between The Midland Company and
                 J.P. Hayden, Jr. dated December 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDLAND COMPANY

Date: December 6, 2006	By:	/s/ W. Todd Gray
W. Todd Gray
Executive Vice President and Chief Financial Officer